EXHIBIT 10.8

PROMISSORY NOTE

Borrower:	Legacy Housing, LTD	Lender:	Woodhaven Bank Fossil Creek,
	15400 KNOLL TRAIL, STE 101		A Branch of Woodhaven National Bank
	DALLAS, TX 75248		6301 N Beach SI.
Fort Worth, TX 76137
(817) 489-6500

Principal Amount: $4,830,000.00	Date of Note: April 7, 2011

PROMISE TO PAY. Legacy Housing, LTD (“Borrower”) promises to pay to Woodhaven Bank Fossil Creek, (“Lender”), or order, In lawful money of the United States of America, the principal amount of Four Million Eight Hundred Thirty Thousand & o /100 Dollars ($4,830,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand, If no demand is made, Borrower will pay this loan In accordance with the following payment schedule, which calculates Interest on the unpaid principal balances as described In the “INTEREST CALCULATION METHOD” paragraph using the Interest rates described in this paragraph: 9 monthly consecutive Interest payments, beginning May 7, 2011, with Interest calculated on the unpaid principal balances using an Interest rate of 5.000% per annum based on a year of 360 days; 74 monthly consecutive principal and interest payments of $32,069.34 each, beginning February 7, 2012, with Interest calculated on the unpaid principal balances using an Interest rate of 5.000% per annum based on a year of 360 days; and one principal and Interest payment of $3,835,852.95 on April 7, 2018, with Interest calculated on the unpaid principal balances using an Interest rate of 5.000% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued Interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid Interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. Notwithstanding any other provision of this Note, Lender will not charge Interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or Interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment dale to justify the payment.

MAXIMUM INTEREST RATE. Under no circumstances will the interest rale on this Note exceed (except lfor any higher default rale shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note Is computed on a 365/360 basis; that Is, by applying the ratio of the Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance Is outstanding unless such calculation would result In a usurious rate, In which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All Interest payable under this Note Is computed using this method. This calculation method results in a higher effective Interest rate than the numeric Interest rates stated in this Note.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the dale of the loan and will not be subject 10 refund upon early payment (whether voluntary or as a result of default), except as otherwise required by lav1. Except for the foregolng1 Borrower may pay without penalty all or a portion of the amount owed earlier than It Is due. Prepayment In full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid Interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned Interest. Early payments \Viii not, unless agreed to by Lender In writing, relieve Borrower of Borrower’s obligation lo continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, ‘Without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it \Without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, Including any check or other payment instrument that Indicates that the payment constitutes “payment in full” of the amount owed or that ls tendered with other conditions or /imitations or as full satisfaction of a disputed amount must be mailed or delivered to: Woodhaven Bank Fossil Creek,; A Branch of Woodhaven National Bank; 6301 N Beach St.; Fort Worth, TX 76137.

LATE CHARGE. If a payment is 15 days or more late. Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or othe1Wlse, al that rate.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note: Payment Default. Borrower falls to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained In this Note or In any of the related documents or to comply with or to perform any item, obligalion, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents Is false or misleading in any material respect, either now or at the time made or furn’1shed or becomes false or misleading at any lime thereafter.

Death or Insolvency. The dissolution or termination of Borrower’s existence as a going business or the death of any partner, the Insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there Is a good faith dispute by Borrower as to the validity or reasonableness of the claim v1hlch Is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, In an amount determined by Lender, in Its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness evidenced by this Note.

Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes Incompetent.

Change in Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent (25%) or more in Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is Impaired.

Insecurity. Lender In good faith believes itself Insecure.

Cure Provisions. If any default, other than a default in payment is curable, II may be cured if Borrower, after Lender sends written notice lo Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) If the cure requires more than thirty (30) days, immediately Initiates steps which Lender deems In Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire indebtedness, Including the unpaid principal balance under this Note, all accrued unpaid Interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this Joan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire an attorney to help collect this Note If Borrower does not pay, and Borrower will pay Lender’s reasonable attorneys’ fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any Instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security and fees for noting a lei on or transferring a certificate of little to any motor vehicle offered as security for this Note, or premiums or identifiable charges received In connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to tis conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, lo the extent permitted by applicable law, lo charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts lo allow Lender to protect Lender’s charge and setoff rights provided In this paragraph.

COLLATERAL. Borrower acknowledges this Note Is secured by the follov1lng collateral described in the security instruments listed herein:

(A)                               a Deed of Trust dated April 7, 2011, to a trustee In favor of Lender on real property described as “Real Properly located al 4801 Mark IV Pkwy (Tract One), 301 Bishop SI (Traci Two), and 103 N. Neal St (Traci Three), Fort Worth (Traci One), and Commerce (Tract’s Two and Three), TX” and located In Tarrant (Tract One), and Hunt (Tract’s Two and Three) County, Slate of Texas.

(B)                               a Deed of Trust dated April 7, 2011, lo a trustee in favor of Lender on real property described as “Real Property located at 103 N. Neal St (Tract One), 301 Bishop St (Tract Two), and 4801 Mark IV Pkwy (Tract Three), Commerce (Traci’s One and Two), and Fort Worth (Tract Three), TX” and located In Hunt (Tracts One and Two), and Tarrant (Tract Three) County, State of Texas.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower Is not entitled to further loan advances. Advances under this Note may be requested only in writing by Borrower or by an authorized person. All communlcations, instructions, or directions by telephone or otherwise to Lender are lo be directed to Lender’s office shown above. Borrower agrees to be liable for all sums either. (A) Advanced In accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

NEGATIVE INFORMATION DISCLOSURE. WE MAY REPORT INFORMATION ABOUT YOUR ACCOUNT TO CREDIT BUREAUS. LATE PAYMENTS, MISSED PAYMENTS, OR OTHER DEFAULTS ON YOUR ACCOUNT MAY BE REFLECTED IN YOUR CREDIT REPORT..

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure lo the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender If Lender reports any Inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s v1ritten notice describing the specific inaccuracy (les) should be sent to Lender at the following address: Woodhaven National Bank P 0 Box 24248 Fort Worth, TX 76124-1248.

GENERAL PROVISIONS. This Note Is payable on demand. The Inclusion of specific default provisions or rights of Lender shall not preclude Lender’s right to declare payment of this Note on its demand. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the Interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term “maximum rale permitted by law” as used in this Note means the greater of (a) the maximum rale of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the “Weekly Celling” or the “Quarterly Celling” as referred to In Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or Intend to pay, and Lender does not agree or Intend lo contract for, charge, collect, lake, reserve or receive (collectively referred to herein as “charge or collect”), any amount In the nature of interest or In the nature of a fee for this loan, which would In any way or event (Including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted lo charge or collect by federal law or the law of the Stale of Texas (as applicable). Any such excess Interest or unauthorized fee shalt, Instead of anything slated to the contrary, be applied first lo reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any Interest \Which has not otherwise accrued on the dale of such acceleration 1 and Lender does not intend to charge or collect any unearned interest In the event of acceleration. AU sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, lo the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment In full so that the rate or amount of Interest on account of the loan evidenced hereby does not exceed the applicable usury celling. Lender may delay or forgo enforcing any of Hs rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturely of this Note, and notice of acceleration of the maturely of this Note. Upon any change in the terms of this Note, and unless otherwise expressly staled in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party, partner, or guarantor or collateral or impair, fail to realize upon or perfect Lender’s security Interest In the collateral without the consent of or notice lo anyone. All such parties also agree that Lender may modify this loan without the consent of or notice lo anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

LEGACY HOUSING, LTD

GPLH, L C, General Partner of Legacy Housing, LTD		GPLH, L C, General Partner of Legacy Housing, LTD

By:	/s/ Curtis D. Hodgson	By:	/s/ Kenneth E. Shipley

Curtis D. Hodgson, Manager GPLH, LC		Kenneth E. Shipley, Manager GPLH, L C